UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

Texas Community Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40610	86-2760335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

215 West Broad Street, Mineola, Texas	75773
(Address of Principal Executive Offices)	(Zip Code)

(903) 569-2602

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	TCBS	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, James H. Herlocker, III retired as President and Chief Executive Officer and a Director of Texas Community Bancshares, Inc. (the “Company”). He also retired as Chief Executive Officer and a Director of Mineola Community Bank, S.S.B. (the “Bank”), the Company’s bank subsidiary.

On November 21, 2023, the Company appointed Jason Sobel as President and Chief Executive Officer and a Director of the Company. He was also appointed to the Company’s class of directors whose terms expire in 2026, filling the vacancy created by Mr. Herlocker’s retirement. Mr. Sobel was also appointed Chief Executive Officer of the Bank.

Mr. Sobel (age 46) has served as President and a Director of the Bank since March 2023. Before joining the Bank, he was Regional President and Senior Loan Officer with Prosperity Bank, El Campo, Texas.

Mr. Sobel was not elected as a Director of the Company pursuant to any arrangement or understanding between the individual and any other person. There are no family relationships between Mr. Sobel and any Director or executive officer of the Company.

Since the beginning of the Company’s last fiscal year, Mr. Sobel is not a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and in which the amount involved exceeds $120,000, and in which any related person of the Company had or will have a direct or indirect material interest.

On November 20, 2023, the Company, the Bank and Mr. Herlocker entered into a Separation, Consulting and Release Agreement (the “Agreement”) pursuant to which Mr. Herlocker will serve as a consultant to the Bank for a period of six months from November 20, 2023 (the “Consulting Period”), subject to termination earlier by the Bank or by Mr. Herlocker. Mr. Herlocker will be paid a consulting fee of $150,000 (the “Consulting Fee”) on January 2, 2024, subject to the effectiveness of the release of claims made by Mr. Herlocker as set forth in the Agreement. If the Consulting Period is terminated earlier, Mr. Herlocker is required to return a pro rata portion of the Consulting Fee. If he breaches the Agreement, he is required to return the full amount of the Consulting Fee. The Agreement also requires Mr. Herlocker to adhere to certain non-competition and non-solicitation restrictions. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation, Consulting and Release Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS COMMUNITY BANCSHARES, INC.

Date:	November 22, 2023	By:	/s/ Jason Sobel
Jason Sobel
President and Chief Executive Officer